Acknowledgement Receipt

The USPTO has received your submission at **12:15:48** Eastern Time on **20-MAR-2015** .

$ **65** fee paid by e-Filer via *RAM* with Confirmation Number: 9483.

eFiled Application Information

EFS ID	21831278
Application Number	62135819
Confirmation Number	1085
Title	Non Invasive Blood Glucose Level Tester
First Named Inventor	Diane Harder
Customer Number or Correspondence Address	NL One Corporation 780 Reservoir Avenue Cranston RI 02910 US 401-641-0405 teakwood5@cox.net
Filed By	NL One Corporation
Attorney Docket Number	
Filing Date	
Receipt Date	20-MAR-2015
Application Type	Provisional

Application Details

Submitted Files	Page Count	Document Description	File Size	Warnings
NL101P.pdf	4	Specification	1527285 bytes	◆ PASS
NL101PAssign.pdf	4	Assignee showing of ownership per 37 CFR 3.73.	1827507 bytes	◆ PASS
NL101PSB16.pdf	2	Provisional Cover Sheet (SB16)	1027264 bytes	△ WARNINGS
This is not a USPTO supplied Provisional Cover Sheet SB16 form.				
sb15NL101P.pdf	1	Certification of Micro Entity (Gross Income Basis)	423869 bytes	◆ PASS
fee-info.pdf	2	Fee Worksheet (SB06)	29103 bytes	◆ PASS

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Doc Code: MES.GIB
Document Description: Certification of Micro Entity Status (Gross Income Basis)

PTO/SB/15A (07-14)

CERTIFICATION OF MICRO ENTITY STATUS
(GROSS INCOME BASIS)

Application Number or Control Number (if applicable): 62135819	Patent Number (if applicable):
First Named Inventor: Harder	Title of Invention: Non Invasive Blood Glucose Level Tester

The applicant hereby certifies the following—

(1) **SMALL ENTITY REQUIREMENT** – The applicant qualifies as a small entity as defined in 37 CFR 1.27.

(2) **APPLICATION FILING LIMIT** – Neither the applicant nor the inventor nor a joint inventor has been named as the inventor or a joint inventor on more than four previously filed U.S. patent applications, excluding provisional applications and international applications under the Patent Cooperation Treaty (PCT) for which the basic national fee under 37 CFR 1.492(a) was not paid, and also excluding patent applications for which the applicant has assigned all ownership rights, or is obligated to assign all ownership rights, as a result of the applicant's previous employment.

(3) **GROSS INCOME LIMIT ON APPLICANTS AND INVENTORS** – Neither the applicant nor the inventor nor a joint inventor, in the calendar year preceding the calendar year in which the applicable fee is being paid, had a gross income, as defined in section 61(a) of the Internal Revenue Code of 1986 (26 U.S.C. 61(a)), exceeding the "Maximum Qualifying Gross Income" reported on the USPTO Web site at http://www.uspto.gov/patents/law/micro_entity.jsp which is equal to three times the median household income for that preceding calendar year, as most recently reported by the Bureau of the Census.

(4) **GROSS INCOME LIMIT ON PARTIES WITH AN "OWNERSHIP INTEREST"** – Neither the applicant nor the inventor nor a joint inventor has assigned, granted, or conveyed, nor is under an obligation by contract or law to assign, grant, or convey, a license or other ownership interest in the application concerned to an entity that, in the calendar year preceding the calendar year in which the applicable fee is being paid, had a gross income, as defined in section 61(a) of the Internal Revenue Code of 1986, exceeding the "Maximum Qualifying Gross Income" reported on the USPTO Web site at http://www.uspto.gov/patents/law/micro_entity.jsp which is equal to three times the median household income for that preceding calendar year, as most recently reported by the Bureau of the Census.

SIGNATURE by an authorized party set forth in 37 CFR 1.33(b)

Signature	[signature]				
Name	Andrew Befumo				
Date	3/20/2015	Telephone	540-878-0541	Registration No.	54773

☐ There is more than one inventor and I am one of the inventors who are jointly identified as the applicant. The required additional certification form(s) signed by the other joint inventor(s) are included with this form.

PROVISIONAL APPLICATION FOR PATENT COVER SHEET – Page 1 of 2

This is a request for filing a PROVISIONAL APPLICATION FOR PATENT under 37 CFR 1.53(c).

Express Mail Label No. ____________________

INVENTOR(S)

Given Name (first and middle [if any])	Family Name or Surname	Residence (City and either State or Foreign Country)
Diane	Harder	

Additional inventors are being named on the ____________ separately numbered sheets attached hereto.

TITLE OF THE INVENTION (500 characters max):

Non invasive Blood Glucose Level Tester

Direct all correspondence to: **CORRESPONDENCE ADDRESS**

☐ The address corresponding to Customer Number: [ ]

OR

☑ Firm or Individual Name NL One Corporation

Address
780 Reservoir Avenue

City Cranston	State RI	Zip 02910
Country US	Telephone 401-641-0405	Email

ENCLOSED APPLICATION PARTS (*check all that apply*)

☐ Application Data Sheet. See 37 CFR 1.76.
☐ CD(s), Number of CDs ____________
☐ Drawing(s) *Number of Sheets* ____________
☑ Other (specify) PTO1595: 4 pages
☑ Specification (e.g., description of the invention) *Number of Pages* 4

Fees Due: Filing Fee of $260 ($130 for small entity) ($65 for micro entity). If the specification and drawings exceed 100 sheets of paper, an application size fee is also due, which is $400 ($200 for small entity) ($100 for micro entity) for each additional 50 sheets or fraction thereof. See 35 U.S.C. 41(a)(1)(G) and 37 CFR 1.16(s).

METHOD OF PAYMENT OF THE FILING FEE AND APPLICATION SIZE FEE FOR THIS PROVISIONAL APPLICATION FOR PATENT

☐ Applicant asserts small entity status. See 37 CFR 1.27.
☑ Applicant certifies micro entity status. See 37 CFR 1.29.
Applicant must attach form PTO/SB/15A or B or equivalent.
☐ A check or money order made payable to the *Director of the United States Patent and Trademark Office* is enclosed to cover the filing fee and application size fee (if applicable).
☐ Payment by credit card. Form PTO-2038 is attached.
☐ The Director is hereby authorized to charge the filing fee and application size fee (if applicable) or credit any overpayment to Deposit Account Number: ____________.

TOTAL FEE AMOUNT ($) 65

USE ONLY FOR FILING A PROVISIONAL APPLICATION FOR PATENT

PTO/SB/16 (03-13)
Approved for use through 01/31/2014. OMB 0651-0032
U.S. Patent and Trademark Office; U.S. DEPARTMENT OF COMMERCE
Under the Paperwork Reduction Act of 1995 no persons are required to respond to a collection of information unless it displays a valid OMB control number

PROVISIONAL APPLICATION FOR PATENT COVER SHEET – Page 2 of 2

The invention was made by an agency of the United States Government or under a contract with an agency of the United States Government.

- [x] No.
- [ ] Yes, the invention was made by an agency of the U.S. Government. The U.S. Government agency name is: ______
- [ ] Yes, the invention was made under a contract with an agency of the U.S. Government. The name of the U.S. Government agency and Government contract number are: ______

WARNING:

Petitioner/applicant is cautioned to avoid submitting personal information in documents filed in a patent application that may contribute to identity theft. Personal information such as social security numbers, bank account numbers, or credit card numbers (other than a check or credit card authorization form PTO-2038 submitted for payment purposes) is never required by the USPTO to support a petition or an application. If this type of personal information is included in documents submitted to the USPTO, petitioners/applicants should consider redacting such personal information from the documents before submitting them to the USPTO. Petitioner/applicant is advised that the record of a patent application is available to the public after publication of the application (unless a non-publication request in compliance with 37 CFR 1.213(a) is made in the application) or issuance of a patent. Furthermore, the record from an abandoned application may also be available to the public if the application is referenced in a published application or an issued patent (see 37 CFR 1.14). Checks and credit card authorization forms PTO-2038 submitted for payment purposes are not retained in the application file and therefore are not publicly available.

SIGNATURE [signature] DATE 3/20/2015

TYPED OR PRINTED NAME Andrew J Befumo REGISTRATION NO. 54773
(if appropriate)

TELEPHONE 540-878-0541 DOCKET NUMBER NL101P

NON-INVASIVE BLOOD GLUCOSE LEVEL TESTER

FIELD OF THE INVENTION

The present invention relates to devices for the measurement of glucose levels in the blood stream. More particularly, the present invention relates to devices for monitoring blood glucose level through an electrochemical sensor topically attached to a patient's skin to provide information about the level of the patent's blood glucose level.

BACKGROUND OF THE INVENTION

Monitoring the level of glucose in certain individuals is vitally important to their health. High or low levels of glucose may have detrimental effects. The monitoring of glucose is particularly important to individuals with diabetes, as they must determine when insulin is needed to reduce glucose levels in their bodies or when additional glucose is needed to raise the level of glucose in their bodies.

A conventional technique used by many diabetics for personally monitoring their blood glucose level includes the periodic drawing of blood, the application of that blood to a test strip, and the determination of the blood glucose level using calorimetric, electrochemical, or photometric detection. This technique does not permit continuous or automatic monitoring of glucose levels in the body, but typically must be performed manually on a periodic basis. Unfortunately, the consistency with which the level of glucose is checked varies widely among individuals. Many diabetics find the periodic testing inconvenient and they sometimes forget to test their glucose level or do not have time for a proper test. In addition, some individuals wish to avoid the pain associated with the test. These situations may result in hyperglycemic or hypoglycemic episodes.

Other devices have been developed for continuous or automatic monitoring of glucose in the blood stream. A number of these devices use electrochemical sensors which are directly implanted into a blood vessel or in the subcutaneous tissue of a patient. However, these devices are typically large, bulky, and/or inflexible, and many can not be used effectively outside of a controlled medical facility, such as a hospital or a doctor's office, unless the patient is restricted in his activities. Additionally, these devices require a sensor to be implantedin the patient.

The patient's comfort and the range of activities that can be performed while the sensor is implanted are important considerations in designing extended-use sensors for continuous or automatic monitoring of the level of glucose. There is a need for a small, comfortable device which can continuously monitor the level of glucose, while still permitting the patient to engage in normal activities, while not requiring

surgical implantation. Continuous and/or automatic monitoring of glucose can provide a warning to the patient when the level of the glucose is at or near a threshold level so that the patient can then take appropriate actions.

SUMMARY OF THE INVENTION

Generally, the present invention relates to methods and devices for the continuous and/or automatic in monitoring of the level of glucose using a sensor taped or otherwise removably attached to a patient. The devices are small and comfortable when used, thereby allowing a wide range of activities.

A sensor control unit includes two or more conductive contacts disposed on the housing and configured for coupling to two or more contact pads on the sensor. A transmitter is disposed in the housing and coupled to the plurality of conductive contacts for transmitting data obtained using the sensor. The sensor control unit includes a variety of optional components, such as, for example, adhesive for adhering to the skin, a mounting unit, a receiver, a processing circuit, a power supply (e.g., a battery), an alarm system, a data storage unit, a watchdog circuit, and a measurement circuit. Other optional components are described below.

Another embodiment of the invention is a sensor assembly that includes the sensor control unit described above. The sensor assembly also includes a sensor having at least one working electrode and at least one contact pad coupled to the working electrode or electrodes. The sensor may also include optional components, such as, for example, a counter electrode, a counter/reference electrode, a reference electrode, and a temperature probe. Other components and options for the sensor are described below.

Another embodiment is a method of using an electrochemical sensor. An electriochemical sensor disposed within a pad is adhered to skin of a patient. The electrochemical sensor contacts the skin of the patient and is held against the skin through adhesive, tape, a Velcro wrap, or other means well known in the art.

The sensor is glucose-responsiveand includes a plurality of working electrodes and a common counter electrode. Signals generated at one of the working electrodes and compared to the counter electrode. The counter electrode is assigned a calibration value by assaying a calibration sample of a patient's sweat. The calibration value is then related to at least one of the signals from the one or more working electrodes to determine the need for adjustment of blood glucose levels. The data is transmitted to a display unit and an indication of the level of the glucose level is displayed on the display unit.

The above summary of the present invention is not intended to describe each disclosed embodiment or every implementation of the present invention. The Figures and the detailed description which follow more particularly exemplify these embodiments.

CLAIMS

The following claims set forth the invention as follows:

1. A sensor control unit comprising: a housing adapted for placement on skin and adapted to receive a portion of an electrochemical sensor having a plurality of contacts.

2. The device according to Claim 1, wherein the plurality of contacts are disposed within a pad.

3. The device according to Claim 2, wherin the plurality of contacts comprise a plurality of conductive contacts disposed within the pad.

4. The device according to Claim 3, wherein the housing is coupled to the plurality of contact pads.

5. The device according to Claim 4, wherein a transmitter is disposed in the housing and coupled to the plurality of conductive contacts for transmitting data obtained using the sensor.

6. The device of claim 5, wherein the sensor includes a glucose flux limiting layer adjacent at least a portion of the sensor.

7. The device of claim 5 , wherein the sensor control unit includes a transmitter to transmit glucose-related information.

8. The device of claim 7, wherein the sensor control unit includes a transceiver for bi-directional communication.

9. The device of claim 5, wherein the sensor control unit includes a receiver to receive glucose-related information.

10. The device of claim 5, wherein the power source is self-activating.

11. The device of claim 5 , wherein the power source is contained in a water resistant or water tight unit.

12. The device of claim 5, wherein the power source is a battery.

13. The device of claim 12, wherein the battery has a thickness of 0.5 mm or less.

14. The device of claim 12, wherein the battery has a lifetime of at least thirty days.

15. The device of claim 5, wherein at least a portion of the sensor is affixable to the skin of an individual.

16. The device of claim 5 wherein the sensor control unit is configured to be in a sleep mode during the one low power state.

Form PTO-1595 (Rev. 06-12)
OMB No. 0651-0027 (exp. 04/30/2015)

U.S. DEPARTMENT OF COMMERCE
United States Patent and Trademark Office

RECORDATION FORM COVER SHEET
PATENTS ONLY

To the Director of the U.S. Patent and Trademark Office: Please record the attached documents or the new address(es) below.

1. Name of conveying party(ies)

Diane Harder

Additional name(s) of conveying party(ies) attached? ☐ Yes ☒ No

2. Name and address of receiving party(ies)

Name: NL One Corporation

Internal Address:

Street Address: 780 Reservoir Avenue

City: Cranston

State: Ohio

Country: US Zip: 02910

Additional name(s) & address(es) attached? ☐ Yes ■ No

3. Nature of conveyance/Execution Date(s):

Execution Date(s) 3/9/2015

■ Assignment ☐ Merger

☐ Security Agreement ☐ Change of Name

☐ Joint Research Agreement

☐ Government Interest Assignment

☐ Executive Order 9424, Confirmatory License

☐ Other

4. Application or patent number(s): ■ This document serves as an Oath/Declaration (37 CFR 1.63).

A. Patent Application No.(s)

* initial application - No application number issued yet.

Non Invasive Blood Gulcose Level Tester

B. Patent No.(s)

Additional numbers attached? ☐ Yes ■ No

5. Name and address to whom correspondence concerning document should be mailed:

Name: NL One Corporation

Internal Address:

Street Address: 780 Reservoir Avenue

City: Cranston

State: RI Zip: 02910

Phone Number: 401-641-0405

Docket Number:

Email Address: teakwood5@cox.net

6. Total number of applications and patents involved:

7. Total fee (37 CFR 1.21(h) & 3.41) $0

per 1.21(h)(1)

☐ Authorized to be charged to deposit account

☐ Enclosed

☐ None required (government interest not affecting title)

8. Payment Information

Deposit Account Number

Authorized User Name

9. Signature: Diane Harder (signature)

Signature

3/20/2015

Date

Diane Harder

Name of Person Signing

Total number of pages including cover sheet, attachments, and documents: 4

Documents to be recorded (including cover sheet) should be faxed to (571) 273-0140, or mailed to: Mail Stop Assignment Recordation Services, Director of the USPTO, P.O.Box 1450, Alexandria, V.A. 22313-1450